THIS SECURED PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SECURED PROMISSORY NOTE

Up to $20,000,000.00 **August 15, 2016**
Newport Beach, California

FOR VALUE RECEIVED, the undersigned, **VERITONE, INC.,** a Delaware corporation (the "Borrower"), hereby promises to pay to the order of **ACACIA RESEARCH CORPORATION** (the "Lender"), in the lawful currency of the United States of America, the principal amount of each loan of the Lender outstanding from time to time in accordance with the provisions of this secured promissory note (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Secured Promissory Note"), plus interest thereon, and Lender Costs (as defined below) as provided herein, in each case, in the manner and upon the terms and conditions set forth below.

1. The Loan; Security.

(a) This Secured Promissory Note evidences (i) the loan made by the Lender to the Borrower on the date hereof in the principal amount of Ten Million Dollars ($10,000,000) (the "First Tranche Loan") and (ii) an additional loan in the principal amount of Ten Million Dollars ($10,000,000), which the Lender hereby agrees to extend and provide to the Borrower in immediately available U.S. funds within three (3) Business Days of delivery of a Draw Notice (as defined below) by the Borrower (the "Second Tranche Loan" and, together with the First Tranche Loan, the "Loan"), provided there is not a Loan Default in effect at the time such Draw Notice is delivered that remains uncured. The Borrower will specify in the Draw Notice the principal amount of the Second Tranche Loan that the Borrower wishes to draw and wire instructions for the account of the Borrower to which the Lender should direct funds. The parties hereto agree that the Borrower may issue a Draw Notice and borrow the Second Tranche Loan at any time prior to the initial 12-month Maturity Date, but once and only once, during the term of this Secured Promissory Note.

(b) The Borrower hereby authorizes the Lender to make or cause to be made a notation on the record annexed hereto as Exhibit A and constituting a part hereof (the "Record") reflecting disbursement of the First Tranche Loan and, if applicable, the Second Tranche Loan hereunder by the Lender and payments of principal thereof by the Borrower. The aggregate unpaid

amount set forth on the Record will be *prima facie* evidence of the principal amount of the Loan owing and unpaid to the Lender with respect to this Secured Promissory Note. The failure to record, or any error in so recording, any such amount on the Record will not affect the obligations of the Borrower hereunder to make payments of principal and interest when due; provided, that in no event will the Borrower be obligated to make payments of principal in excess of the amount actually loaned to the Borrower.

(c) Repayment of the Loan is secured by a security interest in substantially all of the assets of the Borrower pursuant to the Security Agreement.

2. Interest. The outstanding principal of the Loan will bear interest, beginning as of the date hereof and ending on and excluding the date on which all amounts owing hereunder have been paid in full, at 6.0% per annum, compounding annually. All interest hereunder will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

3. [Intentionally omitted.]

4. Definitions. For purposes of this Secured Promissory Note, the capitalized terms below will have the respective meanings ascribed to them.

(a) "10% Warrant" means that certain common stock purchase warrant attached as Exhibit A to the Primary Warrant, to be issued by the Borrower to the Lender substantially in such form and on the terms and subject to the conditions set forth in the Primary Warrant, relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act.

(b) "Affiliate" means, when used with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

(c) "Business Day" means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in New York or California.

(d) "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Borrower, as filed with the Secretary of State of the State of Delaware on July 15, 2014, as amended by the Charter Amendment.

(e) "Charter Amendment" means the Amendment to the Amended and Restated Certificate of Incorporation of Veritone, Inc., as filed with the Secretary of State of the State of Delaware on August 15, 2016.

(f) "Common Stock" means the Common Stock, par value $0.001 per share, of the Borrower.

(g) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise, and "Controlled" and "Controls" have the correlative meanings.

(h) "Conversion Price" means:

(i) with respect to the First Tranche Loan, (i) if a Next Equity Financing has been completed by the Borrower prior to the Maturity Date, the lower of (x) $8.2394 (or, if in connection with a conversion of the entire Convertible Amount (as defined below), $8.1653) and (y) the price per Conversion Share in such Next Equity Financing, or (ii) if a Next Equity Financing has not been completed by the Borrower prior to the Maturity Date, $4.85; and

(ii) with respect to the Second Tranche Loan, (i) if a Next Equity Financing has been completed by the Borrower prior to the Maturity Date, the price per Conversion Share in such Next Equity Financing, or (ii) if a Next Equity Financing has not been completed by the Borrower prior to the Maturity Date, $4.85.

(i) "Conversion Shares" means, for purposes of determining the type of Equity Securities issuable upon conversion of this Secured Promissory Note, either (i) if a Next Equity Financing has been completed by the Borrower prior to the Maturity Date, shares of the Equity Securities issued in such Next Equity Financing, or (ii) if a Next Equity Financing has not been completed by the Borrower prior to the Maturity Date, shares of Series B Preferred (as defined in the Certificate of Incorporation).

(j) "Equity Securities" means (I) the Common Stock; (II) any securities conferring the right to purchase Common Stock; or (III) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered "Equity Securities": (i) any security granted, issued or sold by the Borrower to any director, officer, employee, consultant or adviser of the Borrower for the primary purpose of soliciting or retaining their services; (ii) any security granted, issued or sold by the Borrower in a financing transaction with a strategic investor or in a strategic acquisition; (iii) any convertible promissory notes issued by the Borrower; or (iv) any warrants issued by the Borrower to the Lender.

(k) "Existing Voting Agreement" means that certain Voting Agreement, dated as of July 15, 2014, by and among the Company and certain of its stockholders, as amended.

(l) "First Tranche Warrant A" means that certain common stock purchase warrant in respect of an initial Warrant Amount (as defined therein) of $700,000, dated as of the date of this Secured Promissory Note and issued by the Borrower to the Lender, relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act.

(m) "Investment Agreement" means that certain Investment Agreement, dated as of the date of this Secured Promissory Note, between the Borrower and the Lender.

(n) "Investor Rights Agreement" means that certain Investor Rights Agreement, dated as of July 15, 2014, by and among the Company and certain of its stockholders, as amended.

(o) "IRA Amendment" means that certain Amendment No. 1 to the Investor Rights Agreement, dated as of the date hereof, by and among the Company and certain of its stockholders.

(p) "Next Equity Financing" means the sale (or series of related sales) by the Borrower of Equity Securities in one or more bona fide offerings to third parties relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, which sale or series of related sales yields aggregate gross proceeds to the Borrower of not less than Ten Million Dollars ($10,000,000), excluding, for the avoidance of doubt, the Convertible Amount (except to the extent such Convertible Amount is utilized in respect of the Lender's entitlement, if applicable, to participate in a Next Equity Financing pursuant to Section 6(b)(i) hereof) and any proceeds from the exercise of warrants issued by the Borrower to the Lender.

(q) "Person" means a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company or other entity.

(r) "Primary Warrant" means that certain primary common stock purchase warrant in respect of shares of Common Stock, dated as of the date of this Secured Promissory Note and issued by the Borrower to the Lender, relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act.

(s) "Public Offering" means (a) an initial public offering of the Company's Common Stock pursuant to a Registration Statement; (b) an offering of the Common Stock, relying on Regulation A under the Securities Act for exemption from the registration requirements of Section 5 thereof (a "**Regulation A Offering**"); (c) a distribution of equity securities of the Company or its successor in connection with a Registration Statement; or

(d) the issuance of equity securities in exchange for the Company's equity securities in connection with the Company's merger or reverse merger with another corporation, company, partnership, limited partnership, limited liability company or any other entity, provided that, in the case of clauses (a)–(d), such offering, distribution or issuance results in the Common Stock or equity securities, as the case may be, being held by at least three hundred (300) round lot stockholders and the Common Stock or equity securities, as the case may be, shall be approved for listing or quotation on a national securities exchange or quotation service in the United States, and provided further that, in the case of clauses (a) and (b), such offering, distribution or issuance results in gross proceeds to the Company of at least Fifteen Million Dollars ($15,000,000).

(t) "Registration Statement" means an offering circular or registration statement on Form S-1, Form 1-A, Form S-4, or another applicable form of offering circular or registration statement approved by the Securities and Exchange Commission for the nature of the Public Offering undertaken by the Company.

(u) "Regulation A Offering" has the meaning set forth in the definition of "Public Offering".

(v) "Securities Act" means the Securities Act of 1933, as amended.

(w) "Security Agreement" means that certain Security Agreement, dated as of the date of this Secured Promissory Note, by and between the Borrower and the Lender.

(x) "Subsidiary" means, with respect to any Person, a corporation, partnership, association, limited liability company, trust or other form of legal entity in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has either (i) a majority ownership in (A) the equity or (B) the interest in the capital or profits thereof, (ii) the power to elect, or to direct the election of, a majority of the board of directors or other analogous governing body of such entity, or (iii) the title or function of general partner or manager, or the right to designate the Person having such title or function.

(y) "Transaction Agreements" means this Secured Promissory Note, the Security Agreement, the Investment Agreement, the First Tranche Warrant A, the First Tranche Warrant B, the Second Tranche Warrant, the Primary Warrant, the 10% Warrant, and the Voting Agreement.

(z) "Uncured Material Breach" means a material breach by the Lender or the Borrower of any Transaction Agreement, which, if curable, the Lender or the Borrower, as applicable, has failed to cure within (i) thirty (30) days after receipt of a written notice from the other party that specifies, in

reasonable detail, the nature of the material breach of the applicable Transaction Agreement or (ii) such lesser period following receipt of such notice that remains before a date on which such Uncured Material Breach is relevant to the rights and obligations of the parties hereunder.

(aa) "Voting Agreement" means that certain Voting Agreement, dated as of the date hereof, by and between the Borrower, the Lender and the other parties thereto.

5. Warrants. As consideration for the extension of this Loan by the Lender to the Borrower:

(a) Concurrently with the execution and delivery of the Investment Agreement, the issuance of this Secured Promissory Note and the funding of the First Tranche Loan, the Borrower has issued to the Lender the First Tranche Warrant A and the Primary Warrant.

(b) If (i) the Lender extends and funds the Second Tranche Loan, if elected by the Borrower, such that the Maturity Date of this Secured Promissory Note is extended pursuant to Section 8(b) of this Secured Promissory Note, and (ii) the Lender is not then in Uncured Material Breach under any Transaction Agreement, the Borrower will issue to the Lender one common stock purchase warrant in respect of an initial Warrant Amount (as defined therein) of $700,000 (the "First Tranche Warrant B") and another common stock purchase warrant in respect of an initial Warrant Amount (as defined therein) of $700,000 (the "Second Tranche Warrant"), each substantially in the form of Exhibit B attached hereto.

6. Conversion; Transfer Restrictions.

(a) Conversion. The outstanding principal balance and any accrued but unpaid interest thereon under this Secured Promissory Note (the "Convertible Amount") will be convertible, in whole or in part, at the election of the Lender in its sole discretion into Conversion Shares; provided, that in the event the Borrower completes a Next Equity Financing before the Maturity Date, the Lender may convert the Convertible Amount into Conversion Shares only on the date of closing of such Next Equity Financing (the "Next Equity Financing Closing Date"); and provided, further, that in the event the Borrower does not complete a Next Equity Financing prior to the Maturity Date, the Lender may convert the Convertible Amount into Conversion Shares only on the Maturity Date. The Borrower will provide the Lender with written notice of any Next Equity Financing, and the Lender will be required to provide written notice of its election to convert on the Next Equity Financing Closing Date within ten (10) Business Days of its receipt of such written notice from the Borrower. In the event that a Next Equity Financing is not completed before the Maturity Date and the Lender wishes to convert the Convertible Amount into Conversion Shares, the Lender will provide the Borrower

with written notice of such election not less than ten (10) Business Days prior to the Maturity Date.

(i) The number of Conversion Shares issuable to the Lender upon conversion of the Convertible Amount, whether pursuant to Section 6(a), 6(b)(i) or 6(b)(ii), will equal the sum of (A) the quotient resulting from dividing (x) the Convertible Amount in respect of the First Tranche Loan by (y) the applicable Conversion Price and (B) the quotient resulting from dividing (x) the Convertible Amount in respect of the Second Tranche Loan by (y) the applicable Conversion Price. In any event of conversion, no fractional shares of Conversion Shares will be issuable in respect of the Convertible Amount, and the Borrower will instead pay the Lender cash in lieu of any fractional shares based upon the applicable Conversion Price pursuant to Section 6(c).

(ii) If there is at any time an Uncured Material Breach of any Transaction Agreement on the part of the Lender, any conversion of the Convertible Amount (including pursuant to Section 6(b)(i)), whether in whole or in part, will be at the election of the Borrower in its sole discretion, and not at the election of the Lender, except as otherwise provided in Section 6(b)(ii).

(b) Participation in Next Equity Financing; Public Offering.

(i) If (x) a Next Equity Financing is completed by the Borrower prior to the Maturity Date, and (y) the Lender was not in Uncured Material Breach of any Transaction Agreement at any time at or prior to the consummation of such Next Equity Financing, the Lender will have the option (but not the obligation) to participate in such Next Equity Financing for up to twenty-five percent (25%) of the total amount of such Next Equity Financing (the "Participation Cap"), including, if the Lender is entitled to convert the Convertible Amount, by electing by written notice to the Borrower delivered within ten (10) Business Days of the Lender's receipt of written notice of such Next Equity Financing from the Borrower, in the Lender's sole discretion, to convert all or any portion of the Convertible Amount into Conversion Shares on Next Equity Financing Closing Date (with the aggregate amount (if any) of principal and accrued but unpaid interest under the First Tranche Loan and/or the Second Tranche Loan, as applicable, that the Lender is electing to convert into Conversion Shares specified in such written election notice as the "Elected Conversion Amount"); provided, further, that if the percentage of such Next Equity Financing represented by the Elected Conversion Amount (the "Elected Conversion Percentage") is greater than the Percentage Cap, the Elected Conversion Percentage will be the Percentage

Cap; and, provided, further, that, to the extent the Lender desires to participate in such Next Equity Financing through conversion of the Convertible Amount, the Borrower will reserve the applicable number of Conversion Shares for issuance, so that such conversion may take place at the Next Equity Financing Closing Date. Such written notice from the Lender will also include, if applicable, the portion of the Next Equity Financing to which the Lender is committed to acquire in addition to the Elected Conversion Amount, and such written notice will, upon delivery to the Borrower, constitute the irrevocable obligation of the Lender to participate in such Next Equity Financing for all amounts to be invested (including the Elected Conversion Amount) specified therein. The Borrower shall deliver a written notice of any Next Equity Financing to the Lender not later than ten (10) Business Days prior to the anticipated Next Equity Financing Closing Date.

(ii) Notwithstanding anything to the contrary herein, the Convertible Amount will automatically convert, immediately prior to or immediately after the consummation of a Public Offering (as elected by the Company in its sole discretion) into that number of shares of Common Stock determined by dividing the Convertible Amount by the lesser of (i) $8.1653, or (ii) the Public Offering per share price.

(c) Repayment of Remaining Amount. On the Maturity Date, the Borrower will pay the Lender any principal and accrued but unpaid interest remaining under this Secured Promissory Note following conversion of the Convertible Amount and, as contemplated by Section 6(a)(i), amounts due in cash in lieu of fractional shares.

(d) "Market Stand-Off" Agreement.

(i) IPO. The Lender (which will include Affiliates of the Lender for purposes of this Section 6(d)(i)) hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the Borrower's first underwritten Public Offering (the "IPO") of its Common Stock under the Securities Act, and ending on the date specified by the Borrower and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Borrower or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions) (the "Lock-Up Period"): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of,

directly or indirectly, any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Lender or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. Notwithstanding anything herein to the contrary (including, for the avoidance of doubt, Section 12), the underwriters in connection with the IPO are intended third-party beneficiaries of this Section 6(d)(i) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Lender further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 6(d)(i) or that are necessary to give further effect thereto.

(ii) Regulation A Offering. The Lender (which will include Affiliates of the Lender for purposes of this Section 6(d)(ii)) hereby agrees that it will not, without the prior written consent of the Borrower or, in the case of an underwritten offering, without the prior written consent of the managing underwriters(s), during the period commencing on the date of the offering statement relating to the Borrower's Regulation A Offering, and ending on the date specified by the Borrower (such period not to exceed one hundred eighty (180) days): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Lender or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The Lender further agrees to execute such agreements as may be reasonably requested by the Borrower in connection with the Regulation A Offering that are consistent with this Section 6(d)(ii) or that are necessary to give further effect thereto, so long as the terms and conditions of such agreements are consistent in all material respects with the terms and conditions of any agreements requested to be executed by

other significant stockholders of the Company in connection with such Regulation A Offering.

(iii) The provisions set forth in Sections 6(d)(i) and 6(d)(ii), mutatis mutandis, will apply, and be binding upon the Lender, in the case of any other form of Public Offering consummated by the Borrower in accordance with the terms of the Investment Agreement.

(e) Transfer Restrictions. In order to enforce the covenants in Section 6(d), the Borrower may impose stop transfer instructions with respect to the Lender's securities of the Borrower (including the shares of the Borrower's capital stock issuable upon conversion thereof, but excluding this Secured Promissory Note, the "Securities") and this Secured Promissory Note until the end of the Lock-Up Period or the 180-day period specified in Section 6(d)(ii), as applicable. The Lender agrees that a legend reading substantially as follows will be placed on all certificates representing all of the Securities and this Secured Promissory Note:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF ARE SUBJECT TO LOCK-UP PERIODS BEGINNING ON THE EFFECTIVE DATE OF THE ISSUER'S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN CONNECTION WITH THE ISSUER'S REGULATION A OFFERING, IN EACH CASE AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER'S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(f) Further Limitations on Disposition. The Lender agrees not to make any disposition of all or any portion of the Securities unless and until (i) the transferee has agreed in writing for the benefit of the Borrower to make such representations and warranties as are reasonable and customary in a private placement of securities and the undertakings set out in Section 6(d) and (ii) the Lender has (A) notified the Borrower of the proposed disposition, (B) furnished the Borrower with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if requested by the Borrower, furnished the Borrower with an opinion of counsel reasonably satisfactory to the Borrower that such disposition will not require registration under the Securities Act. The Lender agrees not to make any disposition of any of the Securities to (I) any of the Borrower's competitors, as determined in good faith by the Borrower, or (II) without the prior consent of the Board of Directors of the Borrower (not to be unreasonably withheld), any Person or group of Persons who has filed a

Schedule 13D or would, as a result of acquiring any Securities from the Lender, be required to file under Schedule 13D. Any disposition of any Securities in violation of the terms and conditions of this Secured Promissory Note, including the immediately preceding sentence of this Section 6(f), will be null and void *ab initio*.

(g) Legends. The Lender understands and acknowledges that the Securities may bear the following legend:

THIS SECURITY AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

(h) Terms of Next Equity Financing. In the event that this Secured Promissory Note is converted into Conversion Shares in accordance with Section 6(b) hereof and the Equity Securities issued in the relevant Next Equity Financing are subject to different or additional terms and conditions than the terms and conditions of Sections 6(d)–(h) hereof, the Conversion Shares issued upon such conversion will be subject to the same terms and conditions as are applicable to the Equity Securities issued in the Next Equity Financing.

7. Lender Costs. The Borrower will promptly pay the Lender, on demand, for any and all costs and expenses incurred by the Lender in connection with the enforcement of this Secured Promissory Note ("Lender Costs"), including reasonable attorneys' fees and expenses.

8. Loan Payments; Maturity; Acquisition of Borrower; Next Equity Financing.

(a) [Intentionally omitted.]

(b) Maturity. The Loan will mature, and all amounts owed hereunder will become due and payable in full, on the twelve (12)-month anniversary of the date of issuance of this Secured Promissory Note (the "Maturity Date"), provided, that, if the Borrower delivers a Draw Notice in accordance with Section 1(a), Loan, the Maturity Date will automatically be extended until the twelve (12) month-anniversary of the date of such delivery. Each payment made in respect of the Loan, regardless of whether such payment is a payment on the Maturity Date or otherwise, will be applied in the following order of priority:

(i) first, against Lender Costs then outstanding, until all such Lender Costs have been paid in full;

(ii) second, against accrued and unpaid interest on the First Tranche Loan, until all such accrued and unpaid interest has been paid in full;

(iii) third, against accrued and unpaid interest on the Second Tranche Loan, until all such accrued and unpaid interest has been paid in full;

(iv) fourth, against the then outstanding principal of the First Tranche Loan, until all such outstanding principal has been paid in full; and

(v) last, against the then outstanding principal of the Second Tranche Loan, until all such outstanding principal has been paid in full.

(c) Acquisition of Borrower. Notwithstanding anything to the contrary in this Secured Promissory Note, all obligations of the Borrower hereunder will (to the extent not already due and payable) immediately and automatically become due and payable in full prior to the Maturity Date upon the consummation of any transaction, or a series of related transactions, in which the Borrower, directly or indirectly, (A) consummates a stock sale to, or effects any merger, consolidation or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with, another Person or group of Persons, whereby, in the case of any transaction(s) under this clause (A), such other Person or group of Persons acquires more than 50% of the total voting power of the then outstanding shares of capital stock of the Borrower, or (B) effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets. For purposes of this Section 8(c), "outstanding shares of capital stock of the Borrower" means, as of a given date, the sum of the number of shares of capital stock of the Borrower (excluding treasury shares, if any) outstanding.

(d) Payments. All payments in respect of the Loan will be made by wire transfer of immediate funds to a bank account designated by the Lender in writing for such purpose.

9. Events of Default. It will constitute an "Event of Default" if any one or more of the following will occur for any reason:

(a) the Borrower fails to pay any amount required to be paid hereunder in full when due, and such failure continues for five (5) Business Days after the Lender's written notice to the Borrower;

(b) the Borrower breaches, in any material respect, any of the provisions of this Secured Promissory Note or fails to perform timely, in any material

respect, its obligations hereunder (other than the obligation to pay all amounts required to be paid hereunder in full when due, which shall be subject to Section 9(a) hereof), and such failure continues for thirty (30) days after the Lender's written notice to the Borrower;

(c) [Intentionally omitted.]

(d) any of the Certificate of Incorporation, the Existing Voting Agreement or the Investor Rights Agreement is amended prior to the consummation of a Public Offering such that the amendments effected by the Charter Amendment, the Voting Agreement Amendment or the IRA Amendment, as applicable, are no longer in effect other than in connection with a Public Offering or a Next Equity Financing;

(e) the Borrower makes an assignment for the benefit of its creditors or commences any proceeding, under any bankruptcy, reorganization, moratorium or insolvency law or any other law for the relief of, or relating to, debtors now or hereafter in effect, (i) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) to take possession, custody or control of any asset or property of the Borrower; or

(f) there is commenced against the Borrower any proceeding of a nature referred to in clause (i) or (ii) of Section 9(e) above, which results in the entry of an order for relief or any such adjudication or appointment, and such order is not dismissed, vacated or reversed within ninety (90) days after its entry.

For so long as an Event of Default has occurred and is continuing, the Lender may declare, by written notice to the Borrower, the Loan to be in default (a "Loan Default"), and upon such a declaration of a Loan Default, (x) all the obligations of the Borrower hereunder will (to the extent not already due and payable) immediately and automatically become due and payable in full and (y) the Lender will be entitled to exercise at any time, and from time to time, in its sole discretion, any and all rights and remedies available to the Lender under applicable law.

10. Cumulative Remedies. No delay or omission of the Lender under this Secured Promissory Note or otherwise in respect of the Loan will exhaust or impair any right or power of the Lender hereunder or prevent the exercise of any right or power of the Lender hereunder during the continuance of any other Event of Default or Loan Default. No waiver by the Lender of any Event of Default or Loan Default, whether such waiver be full or partial, will extend to or affect any subsequent Event of Default or Loan Default, or impair the rights resulting therefrom, except as may otherwise be provided herein. The remedies provided in this Secured Promissory Note are cumulative and are not exclusive of any remedies provided by applicable law. No forbearance on the part of the Lender, and no extension of time for the payment of the whole or any portion of the Borrower's obligations hereunder or any other

indulgence given by the Lender to the Borrower, will operate to release or in any manner affect the liability of the Borrower to pay its obligations hereunder.

11. Certain Waivers. Except as may otherwise be provided in this Secured Promissory Note, the Borrower waives notice (including notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collection and bringing suit, and the filing of suit for the purpose of fixing liability, in each case to the fullest extent permitted by applicable law, in respect of this Secured Promissory Note.

12. Third-Party Rights; Assignment. This Secured Promissory Note will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Borrower nor the Lender will assign any of its rights or obligations under this Secured Promissory Note without the prior written consent of the other party (such consent not to be unreasonably withheld), and any purported assignment without such consent will be void; provided, that the Lender may assign its rights and obligations under this Secured Promissory Note without the written consent of the Borrower to any Affiliate of Acacia Research Corporation ("Acacia") (i) which is Controlled by Acacia and (ii) at least a majority of the equity securities of which Acacia owns, directly or indirectly, and any such transferee may transfer this Secured Promissory Note only to an Affiliate of Acacia (I) which is Controlled by Acacia and (II) at least a majority of the equity securities of which Acacia owns, directly or indirectly, in each case so long as Acacia remains primarily responsible therefor; provided, further, that the Borrower may assign its rights and obligations under this Secured Promissory Note without the written consent of the Lender to any purchaser of all or substantially all of Borrower's assets or capital stock, so long as Veritone, Inc. remains primarily responsible therefor.[2]

13. Governing Law. This Secured Promissory Note will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware will control the interpretation and construction of this Secured Promissory Note, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

14. Jurisdiction; Service of Process. Any action with respect to this Secured Promissory Note or the Loan will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The Borrower and the Lender each hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, (a) any claim that is not personally subject to the jurisdiction of the above named courts for any reason other than the failure of service, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the

fullest extent permitted by applicable law, any claim that (i) the action in such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Secured Promissory Note, or the Loan, may not be enforced in or by such courts.

15. Severability; Obligations Absolute. If any provision of this Secured Promissory Note is held to be invalid or unenforceable, such invalidity or unenforceability will not invalidate this Secured Promissory Note as a whole, but this Secured Promissory Note will be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable, and the rights and obligations of the parties hereto hereunder will be construed and enforced only to such extent as will be permitted by applicable law. Notwithstanding the foregoing, the obligations of the Borrower hereunder will be absolute, unconditional and irrevocable, and will be performed strictly in accordance with the terms hereof, under all circumstances whatsoever, including the following circumstances: (a) any lack of validity or enforceability of this Secured Promissory Note; (b) any amendment or waiver of, or any consent to or departure from, this Secured Promissory Note; and (c) the existence of any claim, defense or other right which the Borrower may have at any time against the Lender or any other person or entity, whether in connection with this Secured Promissory Note, the Loan or otherwise. The Borrower understands and agrees that no payment by the Borrower under any other agreement, arrangement or document (whether voluntary or otherwise) will constitute a defense to its obligations hereunder.

16. Amendment. This Secured Promissory Note will not be amended or modified, in each case, except by a written agreement signed by the Borrower and the Lender.

17. Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Secured Promissory Note will be in writing and will be (a) delivered personally to the applicable person or entity (or to an officer of such entity) to whom the same is directed, or (b) sent by recognized overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i) if to the Borrower, then to:

Veritone, Inc.
3366 Via Lido
Newport Beach, CA 92663
Attention: John M. Markovich, Chief Financial Officer
Facsimile: (949) 209-0365

with a copy (which will not constitute notice) to:

Munger, Tolles & Olson LLP
355 S. Grand Avenue, 35th Floor
Los Angeles, California
Attention: Mary Ann Todd, Esq.
Katherine H. Ku, Esq.
Facsimile: (213) 687-3702

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP
600 Anton Boulevard, Suite 1800
Costa Mesa, CA 92626
Attention: Ellen S. Bancroft, Esq.
Facsimile: 714-830-0700

(ii) if to the Lender, then to:

Acacia Research Corporation
520 Newport Center Drive, 12th Floor
Newport Beach, CA 92660
Attention: Edward J. Treska, General Counsel
Facsimile: 949-480-8391

with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attention: Dennis J. Block
Facsimile: 212-805-5555

with a copy (which will not constitute notice) to:

Stradling Yocca Carlson & Rauth, P.C.
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
Attention: Mark L. Skaist
Facsimile: 949-725-4100

Any such notice will be deemed to be delivered, given and received for all purposes as of (x) the date so delivered, if delivered personally, (y) upon receipt, if sent by courier service, or (z) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

18. Further Assurances. The Borrower and the Lender will execute and deliver such additional documents and instruments, and perform such additional acts, in each case, as the other party may reasonably request to effectuate, carry out and perform the provisions and intent of this Secured Promissory Note.

19. Specific Performance. The Borrower and Lender agree that irreparable damage would occur in the event of a breach of this Secured Promissory Note, including a failure to extend and fund the Second Tranche Loan hereunder, and that each of them shall be entitled to specific performance in the event of a breach by the other, in addition to any other remedy at law or in equity. Each of Borrower and Lender hereby waives, in any action by the other for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Borrower has executed this Secured Promissory Note in favor of the Lender as of the date first written above.

VERITONE, INC.,
a Delaware corporation

By: ______________________

AGREED AND ACCEPTED BY THE LENDER:

ACACIA RESEARCH CORPORATION

By: ______________________

IN WITNESS WHEREOF, the Borrower has executed this Secured Promissory Note in favor of the Lender as of the date first written above.

VERITONE, INC.,
a Delaware corporation

By: ______________________________

AGREED AND ACCEPTED BY THE LENDER:

ACACIA RESEARCH CORPORATION

By: ______________________________

EXHIBIT A

RECORD

See attached.

Date	Principal Amount of Loan Made	Notation Made By
August 15, 2016	$10,000,000.00	Edward J. Treska
November 25, 2016	$10,000,000.00	Edward J. Treska

EXHIBIT B

FORM OF FIRST TRANCHE WARRANT B AND SECOND TRANCHE WARRANT

See attached.

FORM OF [FIRST TRANCHE WARRANT B][SECOND TRANCHE WARRANT]

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH MUST BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

VERITONE, INC.

Warrant Amount　　　　　　　　　　　　　　　　　　　　Date of Issuance: [•], 20[•]

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, Veritone, Inc., a Delaware corporation (the "Company"), hereby grants to Acacia Research Corporation, a Delaware corporation (the "Holder"), subject to the terms and conditions set forth herein, the right to purchase up to a number of shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") equal to the quotient that results from dividing the Warrant Amount by the then applicable Exercise Price (as defined in Section 3(b)) (the "Warrant Shares"). The "Warrant Amount" means Seven Hundred Thousand Dollars ($700,000), as adjusted from to time to time pursuant to the terms and conditions hereof. At the time of any exercise of this Warrant in accordance with Section 3(a) (each, an "Exercise"), the purchase price of one (1) share of Common Stock under this Warrant shall be equal to the then applicable Exercise Price.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain secured promissory note (the "Secured Promissory Note"), dated as of [•], 2016, by and among Acacia Research Corporation ("Acacia") and the Company.

Section 2. Term. The Holder is entitled, at any time on or after the date hereof and at or prior to the close of business on the fourth anniversary of the date hereof (the "Termination Date") but not thereafter, to subscribe for and purchase all or any portion of the Warrant Shares from the Company, upon the terms and subject to the conditions set forth herein. Notwithstanding anything to the contrary herein, upon an Uncured Material Breach of any of the Transaction Agreements by Acacia, this Warrant will be, at the Company's written election, null and void *ab initio.*

Section 3. Exercise.

a) Exercise of the purchase rights represented by this Warrant may be made in whole or in part, at any time or times on or after the date hereof and on or before the Termination Date, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (a "Notice of Exercise"). Within three (3) Business Days following the date of Exercise as aforesaid, the Holder shall deliver to the Company (i) the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise, by wire transfer or cashier's check drawn on a United States bank, and (ii) this Warrant and/or any certificate or certificates representing this Warrant. Partial Exercises of this Warrant resulting in purchases of a portion of the Warrant Amount available at the time of such Exercise shall have the effect of lowering the Warrant Amount by such portion. The Holder and the Company shall maintain records showing the portions of the Warrant Amount purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be, if such Exercise occurs (i) after the Maturity Date, and a Next Equity Financing was not consummated, and the Company has not made an initial filing of a Registration Statement, at or prior to the Maturity Date, $4.85, (ii) if a Next Equity Financing was consummated at or prior to the Maturity Date, during the period beginning on the date of closing of such Next Equity Financing (or, if such Next Equity Financing occurred prior to the funding of the Second Tranche Loan under the Secured Promissory Note, the date hereof), and ending on (and including) the date on which the Company initially files a Registration Statement with the Securities and Exchange Commission for a Public Offering (such date, the "Filing Date"), the price per share of the Equity Securities issued in such Next Equity Financing, or (iii) at any other time, (x) $8.2394 (or, if such Exercise occurs following the conversion of the entire Convertible Amount (from inception of the Secured Promissory Note) into Conversion Shares, $8.1653), in each case subject to adjustment as provided in Section 4 (the "Exercise Price").

c) [Intentionally omitted.]

d) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. (a) Subject to the receipt (I) by the Company of a completed Notice of Exercise, the aggregate Exercise Price in cash in accordance with Section 3(b), any supporting documents (including, without limitation, a stockholder representation letter) reasonably requested by the Company from the Holder in the event the transfer agent for the company, if any (the "Transfer Agent"), requires a letter of instruction or legal opinion to complete conversion, in whole or in part, of the Warrant and movement of any Warrant Shares, and the Warrant and/or any certificate or certificates representing this Warrant, and (II) by the Company or the Transfer Agent of any documents or paperwork required or requested by the Transfer Agent in connection with the exercise of the Warrant (including, without limitation, an instruction letter or letters prepared, executed and medallion-guaranteed by the Holder's

brokers and/or custodians) and (b) assuming the Company has not objected to the Notice of Exercise in accordance with Section 3(a), evidence of the Warrant Shares purchased hereunder shall be transmitted by the Company or the Transfer Agent, as applicable, to the Holder by (x) by book-entry in the books and records of the Company, or (y) otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, in the case of each of clause (x) and (y) of this sentence, by the date that is three (3) Business Days after the delivery of the last of the items and payment of the aggregate Exercise Price set forth above described in clause (a) of this sentence (such date, the "Warrant Share Delivery Date"). Such Warrant Shares shall be deemed to have been issued, and Holder or any other person designated as the recipient thereof in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the then applicable Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 3(d)(vi) prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the evidence representing the issued Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Amount called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant and, if such Warrants are certificated, a new certificate or certificates representing the new Warrant.

iii. [Intentionally omitted.]

iv. [Intentionally omitted.]

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the then applicable Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder (in accordance with and subject to the provisions of Section 5), this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 4. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company (x) upon exercise of this Warrant or (y) pursuant to a stock option plan or any similar employee compensation plan that is approved by the Company's board of directors), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each such case, at the time of any Exercise, the then applicable Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the then applicable Warrant Amount shall remain unchanged. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date or payment date, as applicable, of such dividend, distribution, subdivision, or combination.

b) [Intentionally omitted.]

c) [Intentionally omitted.]

d) Fundamental Transaction. If a Fundamental Transaction occurs at any time while this Warrant is outstanding, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the consummation of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

For purposes hereof, "Fundamental Transaction" means the consummation of any transaction, or a series of related transactions, in which the Company, directly or indirectly, (i) consummates a stock sale to, or effects any merger, consolidation or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with, another Person or group of Persons, whereby, in the case of any transaction(s) under this clause (i), such other Person or group of Persons acquires more than 50% of the total voting power of the then outstanding shares of capital stock of the Company, (ii) effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets or (iii) effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, provided that in no event shall a Public Offering be deemed a Fundamental Transaction.

e) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock or capital stock of the Company, as applicable, deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock or, for purposes of the definition of "Fundamental Transaction", capital stock of the Company (excluding treasury shares, if any) outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever there occurs an event that would require adjustment of the Exercise Price pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the then applicable Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares then issuable and setting forth a brief statement of the facts requiring such adjustment. For purposes hereof, a notice delivered within ten (10) calendar days of an event resulting in an adjustment shall be deemed to have been timely delivered.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered to the Holder at its last address or facsimile number as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption,

rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivering thereof shall not affect the validity of the corporate action required to be specified in such notice. If the Company is subject to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, at the time of any notice provided hereunder, to the extent that such notice constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

iii. Notice of Filing Date. The Company shall provide Acacia with not less than fifteen (15) Business Days' advance notice of any Filing Date.

Section 5. Transfer of Warrant.

a) Transferability. The Holder shall not, in whole or in part, directly or indirectly, transfer, assign, sell, gift-over, hedge, pledge, hypothecate or otherwise dispose of this Warrant and all rights hereunder, or, prior to the Company's first Public Offering, the Warrant Shares (a "Transfer"), unless (i) the Holder shall have received the prior written consent of the Company (such consent not to be unreasonably withheld) or (ii) the transferee is an Affiliate of Acacia (i) which is Controlled by Acacia and (ii) at least a majority of the equity securities of which Acacia owns, directly or indirectly. The Holder further agrees not to make any disposition of all or any portion of the Warrant Shares unless and until (i) the transferee has agreed in writing for the benefit of the Company to make such representations and warranties as are reasonable and customary in a private placement of securities and the undertakings set out in Section 6(d) of the Secured Promissory Note, mutatis mutandis, and (ii) the Holder has (A) notified the Company of the proposed disposition, (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act. The Holder agrees not to make any disposition of any of the Warrant Shares to (I) any of the Company's competitors, as determined in good faith by the Company, or (II) without the prior consent of the board of directors of the Company (not to be unreasonably withheld), any Person or group of Persons who has filed a Schedule 13D or would, as a result of acquiring any Warrant Shares from the Holder, be required to file under Schedule 13D. Any Transfer of this Warrant or any Warrant Shares in violation of the terms and conditions of this Warrant, including the immediately preceding provisions of this Section 5(a), will be null and void *ab initio*. Subject to compliance with applicable federal and state security laws, any Transfer permitted under this Section 5(a) shall occur upon surrender of this Warrant at the principal office of the Company or

its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In connection with any such Transfer (if made other than pursuant to an effective registration statement under the Securities Act), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration of such transferred securities under the Securities Act. Upon (i) such surrender, (ii) if required, such payment, and (iii) if required, such opinion, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 6. Representations and Warranties of the Holder

a) Purchase for Own Account. This Warrant and the Warrant Shares will be acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act and the Holder has no present intention, and upon exercise or conversion will have no intention, of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. The Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Warrant Shares.

b) Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and the Warrant Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and

the Warrant Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

c) Investment Experience. The Holder understands that the purchase of this Warrant and the Warrant Shares involves substantial risk. The Holder acknowledges that the Holder can bear the economic risk of such Holder's investment in this Warrant and the Warrant Shares and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares.

d) Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

e) The Securities Act. The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. The Holder understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The Holder further understands that settlement of this Warrant is to be made in shares of Common Stock and, for the elimination of doubt, the fact that the shares of Common Stock delivered on exercise of this Warrant will not be registered under the Securities Act (as defined below) will not in any way require the Company to settle this Warrant otherwise than in shares of Common Stock, including, without limitation, that there is no circumstance that would require the Company to settle this Warrant in cash.

Section 7. [Intentionally omitted.]

Section 8. Miscellaneous.

a) Legends. All certificates evidencing the Warrant Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO

THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

b) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 3(d)(i).

c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, the posting by the Holder of a bond in customary amount as the Company may reasonably require as indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d) Authorized Shares.

i. The Company covenants that, to the extent reasonably practicable, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Public Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (A) not increase the par value of any Warrant Shares above the amount payable therefor upon exercise immediately prior to such exercise of which the Company has received a Notice of Exercise, (B) take all such action as may be

necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (C) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

iii. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, in each case pursuant to Section 4, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All disputes concerning the construction, validity, enforcement and interpretation of this Warrant shall be resolved in accordance with Section 14 of the Secured Promissory Note, mutatis mutandis.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered pursuant to an effective registration statement, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of any of the Transaction Agreements, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with Section 17 of the Secured Promissory Note, mutatis mutandis.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant, and the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws and compliance with Section 5(a), this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The Company may assign its rights and obligations under this Warrant without the written consent of the Holder or any holder of Warrant Shares to any purchaser of all or substantially all of the Company's assets or capital stock or another acquirer of the Company or its business through a Fundamental Transaction. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Confidential Information. Acacia (which for purposes of this Section 8(o) will include any other permitted Holder hereof) agrees to keep confidential and not disclose, divulge or use for any purpose (other than to monitor its investment in the Company or to enforce its rights under any of the Transaction Agreements) any information obtained from the Company or any of its Subsidiaries (including notice of the Company's intention to file a registration statement) that the Company believes to be confidential information, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 8(o) by Acacia), (ii) is or has been independently developed or conceived by Acacia or any of its Subsidiaries without use of the Company's confidential information or (iii) has been made known or disclosed to Acacia by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided that Acacia may disclose confidential information (A) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or to enforce its rights under any of the Transaction Agreements, (B) to any wholly owned Subsidiary of Acacia in the ordinary course of business; provided, that, with respect to the foregoing clauses (A) and (B), Acacia informs such Persons of the proprietary interest and nature of such confidential information and of the recipient's obligations, as applicable, to keep such information confidential, or (C) to the extent that disclosure of such confidential information is compelled by judicial or administrative process or by other requirements of applicable law, provided that, to the extent permitted by applicable law, Acacia promptly notifies the Company of any such request or requirement, discloses only that portion of the confidential information that its legal counsel advises in writing is required to be disclosed and reasonably cooperates with any efforts by the Company to obtain an appropriate protective order or confidential treatment of such confidential information that is or is proposed to be disclosed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Company:

VERITONE, INC.

By:______________________________________
Name:
Title:

Holder:

ACACIA RESEARCH CORPORATION

By: ________________________________
Name:
Title:

NOTICE OF EXERCISE

TO: **VERITONE, INC.**

(1) The undersigned hereby elects to exercise $________ of the Warrant Amount for Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate exercise price in full in cash for such exercise, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

The Warrant Shares shall be delivered (a) by book-entry in the books and records of the Company, or (b) by physical delivery of a certificate to the following address:

____

____

____

Name of Investing Entity: **ACACIA RESEARCH CORPORATION**

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ______________________________

Title of Authorized Signatory: ______________________________

Date: ______________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

VERITONE, INC.

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____ whose address is

____.

____

Dated: ______________, ______

Holder's Signature: ____________________________

Holder's Address: ____________________________

____

Signature Guaranteed: ____

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.